As filed with the Securities and Exchange Commission on April 18 , 2012.

Registration No. - 333-180407

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Consolidated Communications Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4813	02-0636095
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

121 South 17th Street
Mattoon, Illinois 61938-3987
Telephone: (217) 235-3311
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Steven L. Childers
Senior Vice President and Chief Financial Officer
121 South 17th Street
Mattoon, Illinois 61938-3987
Telephone: (217) 235-3311
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alexander B. Young, Esq.	Richard Vernon Smith, Esq.
Schiff Hardin LLP	Brett Cooper, Esq.
233 S. Wacker Drive	Orrick, Herrington & Sutcliffe LLP
Suite 6600	The Orrick Building
Chicago, Illinois 60606	405 Howard Street
Telephone: (312) 258-5500	San Francisco, California 94105
Telephone: (415) 773-5700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Consolidated Communications Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-180407) originally filed with the Securities and Exchange Commission on March 28, 2012, as amended by Amendment No. 1 filed April 13, 2012, is being filed for the sole purpose of filing revised Exhibits 8.1 (and the related consent included therein as Exhibit 23.3), 8.2 (and the related consent included therein as Exhibit 23.4) and 99.5, filing Exhibit 99.4 and updating the Exhibit Index accordingly. This Amendment No. 2 does not relate to the contents of the joint proxy statement/prospectus that forms a part of the Registration Statement and, accordingly, the joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL and except as otherwise provided in the registrant’s amended and restated bylaws, none of the registrant’s directors will be liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the registrant’s amended and restated certificate of incorporation permits indemnification of any person who was or is made, or threatened to be made, a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director or officer of the registrant, or service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the registrant’s request to the fullest extent authorized under the DGCL against all expenses, liabilities and losses reasonably incurred by such person. Further, the registrant’s amended and restated bylaws provide that such indemnification must be provided to directors and officers, and further provide that the registrant may purchase and maintain insurance on the registrant’s own behalf and on behalf of any other person who is or was a director, officer or agent of the registrant or was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 21. Exhibits and Financial Statement Schedules

     (a) See Exhibit Index.

     (b) Not applicable.

     (c) Not applicable.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (e) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (g) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 18th day of April, 2012.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By: /s/ STEVEN L. CHILDERS
Steven L. Childers
Chief Financial Officer

Date: April 18 , 2012

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and	April 18 , 2012
Robert J. Currey	Director
(Principal Executive Officer)

/s/ STEVEN L. CHILDERS	Senior Vice President and Chief Financial	April 18 , 2012
Steven L. Childers	Officer
(Principal Financial and Accounting
Officer)

*	Chairman of the Board and Director	April 18 , 2012
Richard A. Lumpkin

*	Director	April 18 , 2012
Roger H. Moore

*	Director	April 18 , 2012
Maribeth S. Rahe

*By:	/s/ STEVEN L. CHILDERS
Attorney-in-fact

Exhibit Index

Exhibits

2.1	Agreement and Plan of Merger, dated as of February 5, 2012, by and among Consolidated Communications Holdings, Inc., SureWest Communications, WH Acquisition Corp. and WH Acquisition II Corp. *
5.1	Opinion of Schiff Hardin LLP, regarding the legality of the securities being issued *
8.1	Opinion of Schiff Hardin LLP, regarding certain tax matters
8.2	Opinion of Orrick, Herrington & Sutcliffe LLP, regarding certain tax matters
23.1	Consent of Ernst & Young LLP *
23.2	Consent of Ernst & Young LLP *
23.3	Consent of Schiff Hardin LLP (included in Exhibit 5.1 * and 8.1)
23.4	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.2)
24.1	Power of Attorney*
99.1	Form of Proxy Card for Consolidated Communications Holdings, Inc. *
99.2	Form of Proxy Card for SureWest Communications *
99.3	Form of Election Form *
99.4	Consent of UBS Securities LLC
99.5	Consent of Wells Fargo Securities, LLC
____________________

*	Previously filed.